UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 2019

ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)
763-226-2701
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 16, 2019, Advanced BioEnergy, LLC (the “Company”) held its Regular Meeting of Members (the “Regular Meeting”).  Of the Company’s 25,410,851 membership units outstanding and entitled to vote at the Regular Meeting, 14,381,511 membership units or 56.6% were present either in person or by proxy.

The following describes the matters considered by the Company’s members at the Regular Meeting, as well as the final results of the votes cast at the meeting.  There were no broker non-votes with respect to any matter.

1.	To set at seven the number of directors to be elected for a term of one year or until their successors are elected and qualified.

For	Against	Abstain
14,101,371	89,072	191,068

2.	To elect seven directors to serve for a period of one year or until their successors are elected and qualified.

Nominee	For	Withhold
Theodore J. Christianson	14,123,097	258,414
Daniel R. Kueter	14,107,880	273,631
Charles M. Miller	14,125,597	255,914
Troy L. Otte	14,118,097	263,414
J.D. Schlieman	14,123,325	258,186
Richard R. Peterson	14,113,782	267,729
Brian D. Thome	14,125,597	255,914

3.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019.

For	Against	Abstain
14,125,045	55,006	201,460

4.	To cast a non-binding advisory vote approving executive compensation.

For	Against	Abstain
13,374,205	432,286	575,020

As a result, each nominee listed in Proposal 2 was elected as a director of the Company and Proposals 1, 3 and 4 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:  /s/ Richard R. Peterson

       Richard R. Peterson
       President, Chief Executive Officer and

       Chief Financial Officer

Date:   April 19, 2019